EXHIBIT 99.1

For Immediate Release



                               FIRST CAPITAL, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING

         January 7, 2004, Corydon, Indiana - First Capital, Inc. (Nasdaq SmallCap Market: FCAP) today announced that the Corporation's annual meeting of stockholders will be held on Wednesday, April 21, 2004.

         First Capital, Inc. is the holding company for First Harrison Bank. First Harrison operates twelve full service offices in the Indiana communities of Corydon, New Salisbury, Palmyra, Crandall, Georgetown, Hardinsburg, Greenville, New Albany, Floyd Knobs, and Jeffersonville that provide deposit and lending services to customers in southeastern Indiana.

Contact: M. Chris Frederick - Senior Vice President, Chief Financial Officer First Capital, Inc.
             200 Federal Drive, N.W.
             Corydon, Indiana 47112
             (812) 738-2198, ext. 234